EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2019, relating to the financial statements of Century Aluminum Company and the effectiveness of Century Aluminum Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Century Aluminum Company for the year ended December 31, 2018.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
August 9, 2019